Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies sales)

Monthly Sales ($ in millions)*

	2006	2007	2008	2009	2010
January	32.6	66.8	73.7	147.3	146.4
February	33.6	61.3	71.5	144.1	142.1
March	33.9	61.5	72.3	141.3
April	36.8	66.0	82.9	145.8
May	34.2	67.7	76.9	141.5
June	42.1	67.1	84.5	148.8
July	60.9	68.0	81.8	159.7
August	64.2	96.8	68.3	151.3
September	66.2	84.0	75.6	153.6
October	58.9	70.8	71.1	148.2
November	57.1	69.3	107.9	150.3
December	62.6	65.4	139.4	144.8

12 Month Rolling Average ($ in millions)*

	2006	2007	2008	2009	2010
January	33.2	51.4	71.0	89.9	148.1
February	33.5	53.8	71.8	96.0	147.9
March	33.5	56.1	72.7	101.8
April	33.8	58.5	74.1	107.0
May	33.9	61.3	74.9	112.4
June	34.6	63.4	76.3	117.7
July	36.9	64.0	77.5	124.2
August	39.3	66.7	75.1	131.1
September	41.8	68.2	74.4	137.7
October	44.0	69.1	74.4	144.2
November	46.1	70.2	77.7	147.6
December	48.6	70.4	83.8	148.1

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.